Exhibit 23.7

CONSENT OF The Airline Monitor

As an aviation consulting firm and aviation market analysis firm, we hereby consent to the use of any data contained in this Registration Statement on Form S-1, as amended, which references our company as the source of such data and to all references to our company included in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in the Registration Statement.

/s/ Ed Greenslet
Ed Greenslet

The Airline Monitor
January 23, 2007